Exhibit 99.1

Amerant Bancorp Inc. Announces the Adjusted Price Range of its Modified Dutch Auction Tender Offer

to Repurchase up to $50.0 Million of its Class B Common Stock at a price not greater than $12.55 nor less than $11.05 per share

CORAL GABLES, Fla., Dec. 7, 2020 (GLOBE NEWSWIRE) — Amerant Bancorp Inc. (NASDAQ: AMTB and AMTBB) (the “Company” or “Amerant”) announced today that it has adjusted the price range of its modified “Dutch auction” tender offer (the “Tender Offer”) to purchase, for cash, up to $50.0 million of shares of its Class B common stock (the “Class B Common Stock”) at a price per share not greater than $12.55 and not less than $11.05, less any applicable withholding taxes and without interest. The aggregate Tender Offer purchase price of up to $50.0 million remains unchanged. The expiration date of the Tender Offer also remains unchanged, and is currently scheduled for 11:59 p.m., New York City time, on December 18, 2020, unless the offer is extended or terminated. The full terms and conditions of the Tender Offer are discussed in the Offer to Purchase, dated November 20, 2020 (as previously amended and supplemented to the date hereof, “Offer to Purchase”), and the associated Letter of Transmittal and other materials relating to the Tender Offer that Amerant initially filed on November 20, 2020 (each as amended) with the Securities and Exchange Commission (the “SEC”).

When the Tender Offer expires, Amerant will determine the lowest price per Share (in increments of $0.10) within the range of prices specified above that will enable it to purchase the maximum number of shares of Class B Common Stock having an aggregate purchase price not exceeding $50.0 million (such purchase price, the “Final Purchase Price”). All shares purchased in the Tender Offer will be purchased at the same price. All shares tendered at prices higher than the purchase price will be promptly returned to shareholders. If the Tender Offer is fully subscribed, Amerant would repurchase between 30% and 34% of its issued and outstanding Class B Common Stock as of November 12, 2020, depending on the purchase price payable in the Tender Offer. In addition, in the event that shares are properly tendered at or below the purchase price (and not properly withdrawn) having an aggregate purchase price of more than $50.0 million, Amerant may exercise its right to purchase up to an additional 2% of its outstanding shares of Class B Common Stock without extending the expiration date.

All tenders of shares made prior to the Company’s announcement of the amendment of the price range of the Offer on December 7, 2020 are no longer valid. Accordingly, shareholders who have previously tendered Shares by completing and returning the original Letter of Transmittal filed on November 20, 2020, including shareholders who checked the box captioned “Shares Tendered at Price Determined Under the Offer” in the original Letter of Transmittal, and who still wish to participate in the Tender Offer, will be required to retender their Shares as provided for in the amended and restated Offer to Purchase, the amended and restated Letter of Transmittal and the amended and restated Notice of Guaranteed Delivery.

Tenders of shares must be made on or prior to the expiration of the Tender Offer and may be withdrawn at any time on or prior to the expiration of the Tender Offer. In addition, unless Amerant has already accepted a shareholder’s tendered shares for payment, a shareholder may withdraw tendered shares at any time after 11:59 p.m., New York City time, on January 21, 2021, the fortieth business day after the commencement of the Tender Offer.

The Tender Offer is not contingent on the receipt of financing or any minimum value of shares being tendered. The Tender Offer will, however, be subject to other conditions, which are disclosed in the Offer to Purchase. Amerant believes that a modified “Dutch auction” tender offer is an efficient mechanism that will provide shareholders with the opportunity to tender all or a portion of their shares of Class B Common Stock.

The Board of Directors has authorized the Tender Offer. However, none of the Company, the Board of Directors, the dealer manager, the information agent or the depositary are making any recommendation to shareholders as to whether to tender or refrain from tendering their shares in the Tender Offer or as to the price at which shareholders may choose to tender their shares. No person is authorized to make any such recommendation. Shareholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase. In doing so, shareholders should read carefully the information in, or incorporated by reference in, the Offer to Purchase and the Letter of Transmittal (as they may be amended or supplemented), including the purpose and effects of the Tender Offer. It is recommended that shareholders discuss their decisions with their own investment and tax advisors.

Keefe, Bruyette & Woods, a Stifel Company, is acting as dealer manager and information agent for the Tender Offer, and the depositary is Computershare Trust Company, N.A. Registered holders will have access to or receive the Offer to Purchase, Letter of Transmittal and related documents. Beneficial holders will have access or receive the Offer to Purchase and a communication from their bank, broker or custodian. For questions and information, please call the information agent toll-free in the United States at (877) 821-5775 or in Venezuela at 58 212-3353038.

Certain Information Regarding the Tender Offer

The information in this press release describing the Tender Offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of Class B Common Stock in the Tender Offer. The Tender Offer is being made only pursuant to the Offer to Purchase and the related materials that the Company has filed or is filing with the SEC, and will make available or distribute to its shareholders, as such materials may be amended or supplemented. Shareholders should read such Offer to Purchase and related materials carefully and in their entirety because they contain important information, including the various terms and conditions of the Tender Offer. Shareholders of the Company may obtain a free copy of the Tender Offer statement on Schedule TO, the Offer to Purchase and other documents that the Company has filed or is filing with the SEC from the SEC’s website at www.sec.gov. Shareholders also will be able to obtain a copy of these documents, without charge, from Keefe, Bruyette & Woods, a Stifel Company, the dealer manager and information agent for the Tender Offer, toll free in the United States at (877) 821-5775 or in Venezuela at 58 212-3353038. Shareholders should carefully read all of these materials prior to making any decision with respect to the Tender Offer.

About Amerant Bancorp Inc.

The Company is a bank holding company headquartered in Coral Gables, Florida. The Company operates through its subsidiaries, Amerant Bank, N.A. (the “Bank”), Amerant Investments, Inc., Amerant Trust, N.A. and Elant Bank and Trust Ltd. The Company provides individuals and businesses in the U.S., as well as select international clients, with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the second largest community bank headquartered in Florida. The Bank operates 25 banking centers—18 in South Florida and 7 in the Houston, Texas area—and loan production offices in Dallas, Texas and New York, New York.

Visit our investor relations page at https://investor.amerantbank.com for additional information.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, statements regarding the Tender Offer, as well as statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with factors that include but are not limited to: the possibility that shareholders will not be receptive to the Tender Offer; the Company’s ability to consummate the Tender Offer, changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of the Company to consummate the Tender Offer on the terms described above or at all; credit risk; changes in market interest rates; the length and severity of the COVID-19 outbreak and its impact on the Company’s business and financial condition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, our quarterly report for the quarter ended June 30, 2020, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

CONTACT

Investors

InvestorRelations@amerantbank.com

(305) 460-8728

Media

media@amerantbank.com

(305) 441-8414